UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2026

Tavia Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42430	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, DE	19711
(Address of principal executive offices)	(Zip Code)

(212) 506-6298
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right	TAVIU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	TAVI	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth (1/10) of one Ordinary Share	TAVIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2026, Fog Cutter Holdings LLC, a Delaware limited liability company (the “New Sponsor”), Tavia Acquisition Corp., a Cayman Islands exempted company (the “SPAC” or the “Company”), and Tavia Sponsor Pte. Ltd., a Singapore company (the “Sponsor”), entered into a Purchase and Sponsor Handover Agreement (the “Purchase Agreement”), pursuant to which the New Sponsor agreed to purchase from the Sponsor an aggregate of (i) 2,243,333 ordinary shares, par value $0.0001 per share, and (ii) 249,107 private units of the SPAC, each consisting of one ordinary share and one right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of an initial business combination (the “Transferred Interests”), and further agreed to assume certain responsibilities of the Sponsor with respect to the SPAC, as a result of which the New Sponsor would become the sponsor of the SPAC (the “Transaction”). The Purchase Agreement and the Transaction were approved by the Board of Directors of the SPAC (the “Board”) on September 29, 2026.

The Purchase Agreement provided that the closing of the Transaction and the other transactions contemplated thereby (the “Closing”) would take place on the first business day following the satisfaction or waiver of the conditions to Closing set forth in the Purchase Agreement. On October 1, 2026 (the “Closing Date”), the Closing occurred, and the New Sponsor became the sponsor of the SPAC.

In connection with the Closing, and pursuant to the Purchase Agreement, among other matters, effective as of the Closing Date:

●	Kanat Mynzhanov and Askar Mametov agreed to resign from their positions as officers of the SPAC effective as of the Closing Date, and Askar Mametov agreed to resign from the Board;

●	the New Sponsor joined and assumed the obligations of the Sponsor under the registration rights agreement, dated as of December 3, 2024, and the letter agreement, dated as of December 3, 2024, among the SPAC, the Sponsor and the SPAC’s initial shareholders, officers and directors (other than the obligations under Sections 7 and 8 thereof, which the New Sponsor did not assume), and the administrative services agreement, dated as of December 3, 2024, between the SPAC and the Sponsor terminated as of the Closing; and

●	in connection with the extension of the deadline by which the SPAC must complete its initial business combination, from and including the contribution due for the month of October 2026, the New Sponsor assumed responsibility for funding the monthly contributions to the SPAC’s trust account (of up to $60,000 per month), and from and including October 1, 2026, the New Sponsor assumed responsibility for funding the operating expenses of the SPAC.

After giving effect to the sale and purchase of the Transferred Interests, the Sponsor retained 1,500,000 ordinary shares of the SPAC (the “Retained Securities”). The approximately $100,000 held by the SPAC outside its trust account in its operating account remained with the SPAC following the Closing for working capital purposes. The Purchase Agreement contains customary representations and warranties of the parties.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, each of Christophe Charlier, Marsha Kutkevitch and Darrell Mays resigned from the Board and each of their corresponding committees. The resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

On September 29, 2026, the Board, consisting of Kanat Mynzhanov and Askar Mametov, approved and ratified the resignations of Mr. Charlier, Ms. Kutkevitch and Mr. Mays. To fill the vacancies on the Board, the Board appointed Andrew Wiederhorn as a Class III director effective October 1, 2026. Mr, Wiederhorn’s bio is set forth below:

Andrew A. Wiederhorn is the Chairman and CEO of Fog Cutter Holdings LLC. He is the founder of FAT Brands Inc., a formerly publicly traded, multi-brand restaurant operator and franchisor, and served as Chairman, President and CEO of FAT Brands and its principal operating subsidiaries at various times between March 2017 and March 2026. He also served as Chairman of Twin Hospitality Group Inc. from August 2025 until March 2026. Mr. Wiederhorn previously founded and served as the Chairman and CEO of Fog Cutter Capital Group Inc., Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the Board of Directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn’s experience in sophisticated financial structures, mergers and acquisitions, strategic planning and the leadership of complex organizations is expected to provide the Board with significant operating, financial and strategic expertise.

On October 1, 2026, Mr. Mametov resigned from the Board. On October 1, 2026, to fill the vacancies on the Board, the Board, consisting of Mr. Mynzhanov and Mr. Wiederhorn, appointed (i) Peter Feinstein and Donald Berchtold as Class I directors, and (ii) Christopher DeWolfe and Matthew Green as Class II directors, effective October 2, 2026. The Board further appointed Mr. Wiederhorn as the Executive Chairman of the Board and Chief Executive Officer of the SPAC, and Mr. Kenneth Kuick as the Chief Financial Officer of the SPAC, effective October 1, 2026. The bios of Messrs, Kuick, DeWolfe, Feinstein and Berchtold are set forth below.

Kenneth J. Kuick served as Chief Financial Officer of FAT Brands Inc. from May 2021 until May 2026, and served as Co-CEO of FAT Brands from May 2023 until September 2025. He also served as Chief Financial Officer of Twin Hospitality Group Inc. from February 2024 until May 2026. Mr. Kuick previously served as Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the Company’s finance, accounting and supply chain operations. Prior to that, Mr. Kuick served as Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to that, Mr. Kuick served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, and as Vice President, Assistant Controller for Caesars Entertainment Corporation. Mr. Kuick is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University.

Christopher DeWolfe co-founded Jam City, Inc. and served as its Chief Executive Officer from 2010 until 2023. In this role, he built the company into a top-10 U.S. mobile game studio with more than $550 million in peak annual revenue and a $1 billion + valuation. He also led a number of acquisitions, including TinyCo, Ludia and Disney Emoji Blitz (From Disney Games). Prior to Jam City, Mr. DeWolfe co-founded MySpace, Inc. and served as its Chief Executive Officer from 2003 to 2009. He scaled MySpace to more than 130 million monthly active users, 2,000 employees in 10 countries and over $750 million in annual revenue. He also led its sale, as part of its affiliate company Intermix Media, to News Corporation for $580 million. Earlier, he founded ResponseBase, a digital marketing company acquired by Intermix Media in 2003. Mr. DeWolfe is currently a Co-Founder of and investor in Salt.AI, an enterprise AI platform serving healthcare and other regulated industries. He has served on the boards of Uproxx Media Group and the Los Angeles County Museum of Art. He was named TIME’s 100 Most Influential People, was named USC Entrepreneur of the Year, and Ernst & Young Entrepreneur of the Year. He holds a B.A. in Business Administration from the University of Washington and an M.B.A. from the USC Marshall School of Business. Mr. DeWolfe’s business experience and prior public-company board service is expected to provide the Board with valuable strategic and technology-focused perspective.

Donald J. Berchtold served as Chief Concept Officer of FAT Brands Inc. from February 2018 until March 2026, and as a director of FAT Brands from March 2023 until March 2026. Mr. Berchtold previously held the positions of President and Chief Operating Officer of Fatburger North America Inc. and President and Chief Operating Officer of Fog Cutter Capital Group Inc. Mr. Berchtold also served as Senior Vice President of Wilshire Financial Services Group Inc. and its sister company, Wilshire Credit Corporation. Mr. Berchtold was previously the owner-operator of his own business that included a dinner house, catering company and other food service concepts and was an active member in the Restaurants of Oregon Association. Mr. Berchtold holds a Bachelor of Science degree in Finance and Marketing from Santa Clara University. Mr. Berchtold’s extensive commercial experience, together with his experience in concept development, strategic planning and executive leadership, is expected to provide the Board with valuable industry and operational expertise.

Peter R. Feinstein is an experienced operator of restaurant and entertainment properties, including SHAC, LLC, Fatburger franchises, Sugar Factory, El Dorado Cantina and Country Star Restaurants, and served as a director of FAT Brands Inc. from July 2023 until March 2026. Mr. Feinstein is a retired certified public accountant, having served in senior management and audit roles with Kenneth Leventhal & Co. and Fox & Co. Mr. Feinstein graduated with a Bachelor of Science degree in Accounting from UCLA. Mr. Feinstein’s business operating experience and expertise in accounting, financial and strategic planning, and public-company oversight is expected to provide the Board with valuable financial and operational perspective.

Matthew H. Green is an experienced finance professional, with over 30 years of experience as a merchant banker, focused primarily on the real estate, infrastructure, and energy sectors for clients including private equity firms, pension funds, sovereign wealth funds and family offices. Mr. Green served as a director of FAT Brands Inc. from July 2023 until March 2026. Mr. Green received a bachelor’s degree in Business Administration from the University of Washington. Mr. Green’s extensive experience in debt finance, capital markets, investment banking and real-asset sectors, as well as his experience advising sophisticated institutional investors, is expected to provide the Board with valuable financial, capital markets and strategic expertise. Mr. Green’s extensive experience in finance, capital markets and investment banking is expected to provide the Board with valuable financial, capital markets and strategic expertise.

There are no arrangements or understandings between Messrs. Wiederhorn, Kuick, DeWolfe, Berchtold, Feinstein and Green and any other person pursuant to which they were appointed to serve on the Board or as officers of the Company. There are no family relationships between Messrs. Wiederhorn, Kuick, DeWolfe, Berchtold, Feinstein and Green and any of the Company’s directors or executive officers. Messrs. Wiederhorn, Kuick, DeWolfe, Berchtold, Feinstein and Green have no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with their respective appointments, Messrs. Wiederhorn, DeWolfe, Berchtold, Feinstein, Green and Kuick are expected to join and execute, as applicable, the indemnity agreement and letter agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAVIA ACQUISITION CORP.

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	Chief Executive Officer and Chairman

Dated: October 2, 2026

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